================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           -------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): July 16, 1997

                        HAYES WHEELS INTERNATIONAL, INC.

          DELAWARE                        1-11592                      13-3384636
(State or Other Jurisdiction     (Commission File Number)     (IRS Employer Identification
      of Incorporation)                                                  Number)

 38481 HURON RIVER DRIVE, ROMULUS, MICHIGAN                          48174
  (Address of principal executive offices)                        (Zip Code)

       Registrant's Telephone number, including area code (313) 941-2000

================================================================================

ITEM 5. OTHER EVENTS.

     This Current Report on Form 8-K (the "Report") of Hayes Wheels International, Inc. (the "Company") is being filed to update certain information contained in the Current Reports on Form 8-K of the Company, dated June 6, 1997, June 20, 1997 and June 30, 1997 (the "Prior Reports"), with respect to (i) the sources and uses of funds in connection with the Lemmerz Acquisition (as defined below) and (ii) certain pro forma financial data.

     Unless the context otherwise requires, "Hayes" refers to Hayes Wheels International, Inc. and its subsidiaries, before the acquisition of Lemmerz on June 30, 1997 (the "Lemmerz Acquisition"), the term "Lemmerz" refers to Lemmerz Holding GmbH and its subsidiaries, the term the "Company" refers to Hayes and its subsidiaries (including Lemmerz) on a combined basis after the Lemmerz Acquisition, the term "Transactions" refers to the Lemmerz Acquisition and the financing therefor and the term "Motor Wheel Transactions" refers to the series of related transactions pursuant to which Motor Wheel Corporation ("Motor Wheel") became a subsidiary of Hayes. All references to fiscal years of the Company in this Report refer to years commencing on February 1 of such year and ending January 31 of the following year.

     Unless otherwise indicated, financial information in this Report with respect to Lemmerz is expressed in dollars or in Deutsche Mark ("marks" or "DM"). Amounts stated in dollars, unless otherwise indicated, have been translated from marks in accordance with United States generally accepted accounting principles consistently applied and should not be construed as representations that the mark amounts actually represent such dollar amounts or could have been converted into dollars at the rate indicated. Assets and liabilities denominated in marks are translated at the rate of exchange in effect on the balance sheet date and income and expenses are translated at the average rates of exchange prevailing during the year.

                            THE LEMMERZ ACQUISITION

     On June 30, 1997, Hayes acquired the capital stock of Lemmerz for (i) $200 million in cash and (ii) convertible preferred stock of Hayes, which following stockholder approval, will automatically convert into 5 million shares of Hayes common stock (the "Common Stock").

     The cash portion of the consideration, the refinancing of existing Lemmerz debt, working capital of the Company and the fees and expenses of the Lemmerz Acquisition was financed with new senior bank debt and the proceeds from the offering of $250 million of 9 1/8% Senior Subordinated Notes of Hayes due 2007 (the "Notes"). Subsequent to the completion of the Lemmerz Acquisition, the Company agreed to issue and sell an additional $150 million of 9 1/8% Senior Subordinated Notes due 2007 (the "New Notes") on substantially the same terms and conditions as the Notes. The net proceeds from the issuance and sale of the New Notes will be used to repay outstanding bank indebtedness.

                   SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA

     The following table sets forth certain unaudited pro forma financial data for the Company for the year ended January 31, 1997 and for the three-month period ended April 30, 1997, which are presented to reflect the pro forma effect of (i) the Lemmerz Transactions, (ii) the Motor Wheel Transactions and (iii) the issuance and sale of the Notes and the New Notes (collectively, the "Offerings") and the application of the proceeds thereof. The unaudited pro forma statement of operations data give effect to the Lemmerz Transactions, the Motor Wheel Transactions and the Offerings as if they had occurred on February 1, 1996. The unaudited pro forma balance sheet data give effect to the Lemmerz Transactions and the Offerings as if they had occurred on April 30, 1997. The unaudited pro forma combined financial data do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had the Lemmerz Transactions, the Motor Wheel Transactions and the Offerings been completed as of February 1, 1996, or which may be obtained in the future. The unaudited pro forma combined financial data (i) have been derived from and should be read in conjunction with the "Pro Forma Combined Condensed Financial Data" and the notes thereto included elsewhere in this Report and (ii) should be read in conjunction with the separate historical consolidated financial statements of Hayes and Lemmerz and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Prior Reports and in the Quarterly Report on Form 10-Q of Hayes for the three-month period ended April 30, 1997 (the "Form 10-Q").

                                                                  COMPANY PRO FORMA      COMPANY PRO FORMA
                                                                     YEAR ENDED          THREE MONTHS ENDED
                                                                JANUARY 31, 1997 (A)     APRIL 30, 1997(A)
                                                                --------------------     ------------------
                                                                           (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales...................................................          $1,372.9                $  358.4
Cost of goods sold..........................................           1,158.7                   297.3
Marketing, general and administration.......................              98.5                    22.9
Engineering and product development.........................              16.5                     4.3
Depreciation and amortization...............................              70.0                    19.6
Interest expense, net.......................................             101.5                    25.4
Net income (loss)...........................................             (71.1)                    5.5
OTHER DATA:
EBITDA (b)..................................................          $  191.9                $   55.7
Cash interest expense, net..................................              95.4                    23.7
Capital expenditures........................................              98.3                    23.1
BALANCE SHEET DATA (AT END OF PERIOD):
Total assets.........................................................................         $1,783.1
Total debt...........................................................................          1,031.8
Stockholders' equity.................................................................             56.2

-------------------------

(a) The pro forma financial data do not reflect (i) any cost savings related to or synergies that are expected to result from the Lemmerz Acquisition, (ii) future unrealized cost savings related to, or synergies that are expected to result from, the Motor Wheel Transactions or (iii) any cost savings related to the closing of Hayes' Romulus facility.

(b) "EBITDA" represents the sum of income before interest expense and income taxes, plus depreciation and amortization, non-recurring charges, and certain other non-cash income and expense items. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities, for the purpose of analyzing the Company's operating performance, financial position and cash flows. The Company has presented EBITDA because it is commonly used by investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service debt.

                            PRO FORMA CAPITALIZATION

     The following table sets forth the capitalization of the Company as of April 30, 1997 (a) on an actual basis and (b) on a pro forma basis as adjusted to give effect to the Lemmerz Transactions and the Offerings as if they had occurred on April 30, 1997. This table should be read in conjunction with "Pro Forma Combined Condensed Financial Data" and the notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Prior Reports and the Form 10-Q and Hayes' and Lemmerz's consolidated financial statements and the notes thereto included elsewhere in this Report.

                                                                                                   COMPANY
                                               HAYES ACTUAL    LEMMERZ ACTUAL                     PRO FORMA
                                                APRIL 30,        MARCH 31,        PRO FORMA      AS ADJUSTED
                                                   1997             1997         ADJUSTMENTS    APRIL 30, 1997
                                               ------------    --------------    -----------    --------------
                                                                    (DOLLARS IN MILLIONS)
Revolving Credit Facility (a)..............       $   --           $   --          $   --          $     --
Term Loan A-1..............................        196.0               --           (93.0)            103.0
New Term Loan A-2 (DM equivalent)..........           --               --           100.0             100.0
Term Loan B................................        124.7               --           (59.8)             64.9
Term Loan C................................         99.8               --           (47.2)             52.6
11% Notes..................................        250.0               --              --             250.0
9 1/8% Notes issued June 1997..............           --               --           250.0             250.0
9 1/8% Notes issued July 1997..............           --               --           150.0             150.0
Other debt.................................         41.1             75.2           (55.0)             61.3
                                                  ------           ------          ------          --------
     Total debt............................        711.6             75.2           245.0           1,031.8
Stockholders' equity (deficit) (b).........        (40.1)           104.4            (8.1)             56.2
                                                  ------           ------          ------          --------
     Total capitalization..................       $671.5           $179.6          $236.9          $1,088.0
                                                  ======           ======          ======          ========

-------------------------
(a) Pursuant to the Amended Credit Agreement, the Revolving Credit Facility permits maximum borrowings of $270 million, none of which was drawn at April 30, 1997. At June 30, 1997, amounts outstanding under the revolving credit facility pursuant to the Amended Credit Agreement were $5.0 million.

(b) See Notes (b) and (e) to the unaudited pro forma balance sheet included in "Pro Forma Combined Condensed Financial Data."

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION

    (b) Pro Forma Financial Information:

        Pro Forma Combined Condensed Financial Data

        Unaudited Pro Forma Combined Statement of Operations for the Three-Month
         Period Ended April 30, 1997
        Unaudited Pro Forma Combined Statement of Operations for the Year Ended January 31, 1997
        Notes to Unaudited Pro Forma Combined Statement of Operations
        Unaudited Pro Forma Combined Balance Sheet at April 30, 1997
        Notes to Unaudited Pro Forma Combined Balance Sheet

                       INDEX TO FINANCIAL STATEMENTS AND
                        PRO FORMA FINANCIAL INFORMATION

                                                                PAGE
                                                                ----
PRO FORMA FINANCIAL INFORMATION
Pro Forma Combined Condensed Financial Data.................     F-2
Unaudited Pro Forma Combined Statement of Operations for the
  Three-Month Period Ended April 30, 1997...................     F-3
Unaudited Pro Forma Combined Statement of Operations for the
  Year Ended January 31, 1997...............................     F-4
Notes to Unaudited Pro Forma Combined Statement of
  Operations................................................     F-5
Unaudited Pro Forma Combined Balance Sheet at April 30,
  1997......................................................     F-9
Notes to Unaudited Pro Forma Combined Balance Sheet.........    F-10

                  PRO FORMA COMBINED CONDENSED FINANCIAL DATA

     The Unaudited Pro Forma Combined Statement of Operations of the Company for the fiscal year ended January 31, 1997 and the three-month period ended April 30, 1997 (the "Pro Forma Statements of Operations"), and the Unaudited Pro Forma Combined Balance Sheet of the Company as of April 30, 1997 (the "Pro Forma Balance Sheet" and, together with the Pro Forma Statements of Operations, the "Pro Forma Financial Statements"), have been prepared to illustrate the estimated effect of the Lemmerz Transactions, the Motor Wheel Transactions and the Offerings. The Pro Forma Financial Statements do not reflect any anticipated cost savings from the Lemmerz Acquisition, or any synergies that are anticipated to result from the Lemmerz Acquisition, and there can be no assurance that any such cost savings or synergies will occur. The Pro Forma Statements of Operations give pro forma effect to the Motor Wheel Transactions, the Lemmerz Transactions and the Offerings as if they had occurred on February 1, 1996. The Pro Forma Balance Sheet gives pro forma effect to the Lemmerz Transactions and the Offerings as if they had occurred on April 30, 1997. The Pro Forma Financial Statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The Pro Forma Financial Statements should be read in conjunction with the separate historical consolidated financial statements of Hayes and Lemmerz and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Prior Reports and the Form 10-Q.

     The Lemmerz Acquisition was accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price (including the market value of the Hayes securities issued to the Lemmerz shareholders) was allocated to the tangible and intangible assets and liabilities of Lemmerz based upon their respective fair values as of June 30, 1997, the effective time of the Lemmerz Acquisition, based on valuations and other studies which are not yet available. A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying Pro Forma Financial Statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent management's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the Pro Forma Financial Statements are subject to change, and the final amounts may differ substantially.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   (THREE-MONTH PERIOD ENDED APRIL 30, 1997)

                                                        HAYES                  LEMMERZ                            PRO FORMA
                                                  THREE-MONTH PERIOD      THREE-MONTH PERIOD      PRO FORMA        COMBINED
                                                 ENDED APRIL 30, 1997    ENDED MARCH 31, 1997    ADJUSTMENTS      COMPANY(a)
                                                 --------------------    --------------------    -----------      ----------
                                                                            (DOLLARS IN MILLIONS)
Net sales..................................             $250.2                  $108.2              $  --           $358.4
Cost of goods sold.........................              212.2                    88.0               (2.9)(c)        297.3
                                                       -------                 -------              -----           ------
  Gross profit.............................               38.0                    20.2                2.9             61.1
Marketing, general and administration......               11.2                    10.5                1.2(c)          22.9
Engineering and product development
  costs....................................                2.3                     2.0                 --              4.3
Equity in losses of subsidiaries...........                 --                     0.5                 --              0.5
Other income, net..........................               (0.7)                   (1.5)                --             (2.2)
                                                       -------                 -------              -----           ------
  Earnings from operations.................               25.2                     8.7                1.7             35.6
Interest expense, net......................               18.4                     1.1                5.9(f)          25.4
                                                       -------                 -------              -----           ------
  Earnings (loss) before taxes on income
     and minority interest.................                6.8                     7.6               (4.2)            10.2
Income tax provision (benefit).............                2.9                     4.1               (2.6)(g)          4.4
                                                       -------                 -------              -----           ------
  Earnings (loss) before minority
     interest..............................                3.9                     3.5               (1.6)             5.8
Minority interest..........................                0.1                     0.2                 --              0.3
                                                       -------                 -------              -----           ------
  Net income (loss)........................             $  3.8                  $  3.3              $(1.6)          $  5.5
                                                       =======                 =======              =====           ======
OPERATING AND OTHER DATA:
EBITDA*....................................             $ 40.0                  $ 15.7              $  --           $ 55.7
Depreciation and amortization..............               14.8                     6.5               (1.7)            19.6
Capital expenditures.......................               16.7                     6.4                 --             23.1
Cash interest expense, net.................               17.1                     1.1                5.5             23.7
SELECTED RATIOS:
Ratio of earnings to fixed charges (i).....                                                                            1.4x
PRO FORMA RECONCILIATION OF EBITDA:
Earnings from operations...................             $ 25.2                  $  8.7              $ 1.7           $ 35.4
Add:
  Equity in losses of subsidiaries.........                 --                     0.5                 --              0.5
  Depreciation and amortization............               14.8                     6.5               (1.7)            19.6
                                                       -------                 -------              -----           ------
EBITDA*....................................             $ 40.0                  $ 15.7              $  --           $ 55.7
                                                       =======                 =======              =====           ======
CASH FLOW PROVIDED BY (USED FOR):
  Operating activities.....................             $ (4.5)                 $ 14.1              $(2.9)          $  6.7
  Investing activities.....................              (16.9)                  (11.7)                --            (28.6)
  Financing activities.....................               (1.7)                   (2.5)                --             (4.2)

-------------------------
* "EBITDA" represents the sum of income before interest expense and income taxes, plus depreciation and amortization, non-recurring charges, and certain other non-cash income and expense items. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities, for the purpose of analyzing the Company's operating performance, financial position and cash flows. The Company has presented EBITDA because it is commonly used by investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service debt.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         (YEAR ENDED JANUARY 31, 1997)

                                                          MOTOR WHEEL
                                              HAYES       FIVE MONTHS                                    LEMMERZ
                                           YEAR ENDED        ENDED                        PRO FORMA     YEAR ENDED
                                           JANUARY 31,     JUNE 30,      MOTOR WHEEL      COMBINED     DECEMBER 31,
                                              1997           1996        ADJUSTMENTS        HAYES          1996
                                           -----------    -----------    -----------      ---------    ------------
                                                                    (DOLLARS IN MILLIONS)
Net sales................................    $ 778.2        $134.9         $   --          $ 913.1        $459.8
Cost of goods sold.......................      675.2         125.3           (4.6)(b)        795.9         377.7
                                             -------        ------         ------          -------        ------
 Gross profit............................      103.0           9.6            4.6            117.2          82.1
Marketing, general and administration....       35.9           6.4            1.3(b)(d)       43.6          50.2
Engineering and product development
 costs...................................        7.2           1.8           (0.9)(d)          8.1           8.4
Equity in (earnings) loss of
 subsidiaries............................        2.5           1.9             --              4.4          (1.0)
Other income, net........................       (4.5)         (0.8)            --             (5.3)         (5.5)
Nonrecurring charges.....................      115.4            --             --            115.4            --
                                             -------        ------         ------          -------        ------
 Earnings (loss) from operations.........      (53.5)          0.3            4.2            (49.0)         30.0
Interest expense, net....................       48.5           7.3           17.8(e)          73.6           5.3
                                             -------        ------         ------          -------        ------
 Earnings (loss) before taxes on income,
   minority interest and extraordinary
   items.................................     (102.0)         (7.0)         (13.6)          (122.6)         24.7
Income tax provision (benefit)...........      (36.7)          0.1           (5.3)(g)        (41.9)         14.8
                                             -------        ------         ------          -------        ------
 Earnings (loss) before minority interest
   and extraordinary items...............      (65.3)         (7.1)          (8.3)           (80.7)          9.9
Minority interest........................        0.2          (0.1)            --              0.1           0.7
                                             -------        ------         ------          -------        ------
 Earnings (loss) before extraordinary
   items.................................      (65.5)         (7.0)          (8.3)           (80.8)          9.2
Extraordinary items, net of tax..........        7.4            --             --              7.4            --
                                             -------        ------         ------          -------        ------
 Net income (loss).......................    $ (72.9)       $ (7.0)        $ (8.3)         $ (88.2)       $  9.2
                                             =======        ======         ======          =======        ======
OPERATING AND OTHER DATA:
EBITDA*..................................    $ 120.7        $  9.8         $  3.1          $ 133.6        $ 58.3
Depreciation and amortization............       44.4           7.6           (1.1)            50.9          29.3
Capital expenditures.....................       71.4           1.9             --             73.3          25.0
Cash interest expense, net...............       45.3           7.0           16.7             69.0           5.3
SELECTED RATIOS:
Ratio of earnings to fixed charges (i)...
PRO FORMA RECONCILIATION OF EBITDA:
Earnings (loss) from operations..........    $ (53.5)       $  0.3         $  4.2          $ (49.0)       $ 30.0
Add: Non-recurring charges...............      115.4            --             --            115.4            --
 Equity in (earnings) loss of
   subsidiaries..........................        2.5           1.9             --              4.4          (1.0)
 One-time non-cash charges, net..........       11.9            --             --             11.9            --
 Depreciation and amortization...........       44.4           7.6           (1.1)            50.9          29.3
                                             -------        ------         ------          -------        ------
EBITDA*..................................    $ 120.7        $  9.8         $  3.1          $ 133.6        $ 58.3
                                             =======        ======         ======          =======        ======
CASH FLOW PROVIDED BY (USED FOR):
 Operating activities....................    $  71.2        $  6.9         $ (8.6)         $  69.5        $ 34.7
 Investing activities....................      (65.1)          1.5             --            (63.6)        (35.7)
 Financing activities....................       39.6          (2.4)            --             37.2         (13.2)


                                             LEMMERZ
                                               AND         PRO FORMA
                                            OFFERING       COMBINED
                                           ADJUSTMENTS    COMPANY (a)
                                           -----------    -----------
                                             (DOLLARS IN MILLIONS)
Net sales................................    $   --        $1,372.9
Cost of goods sold.......................     (14.9)(c)     1,158.7
                                             ------        --------
 Gross profit............................      14.9           214.2
Marketing, general and administration....       4.7 (c)        98.5
Engineering and product development
 costs...................................        --            16.5
Equity in (earnings) loss of
 subsidiaries............................        --             3.4
Other income, net........................        --           (10.8)
Nonrecurring charges.....................        --           115.4
                                             ------        --------
 Earnings (loss) from operations.........      10.2            (8.8)
Interest expense, net....................      22.6 (f)       101.5
                                             ------        --------
 Earnings (loss) before taxes on income,
   minority interest and extraordinary
   items.................................     (12.4)         (110.3)
Income tax provision (benefit)...........     (20.3)(g)       (47.4)
                                             ------        --------
 Earnings (loss) before minority interest
   and extraordinary items...............       7.9           (62.9)
Minority interest........................        --             0.8
                                             ------        --------
 Earnings (loss) before extraordinary
   items.................................       7.9           (63.7)
Extraordinary items, net of tax..........        --             7.4
                                             ------        --------
 Net income (loss).......................    $  7.9        $  (71.1)(h)
                                             ======        ========
OPERATING AND OTHER DATA:
EBITDA*..................................    $   --        $  191.9
Depreciation and amortization............     (10.2)           70.0
Capital expenditures.....................        --            98.3
Cash interest expense, net...............      21.1            95.4
SELECTED RATIOS:
Ratio of earnings to fixed charges (i)...                        --
PRO FORMA RECONCILIATION OF EBITDA:
Earnings (loss) from operations..........    $ 10.2        $   (8.8)
Add: Non-recurring charges...............        --           115.4
 Equity in (earnings) loss of
   subsidiaries..........................        --             3.4
 One-time non-cash charges, net..........        --            11.9
 Depreciation and amortization...........     (10.2)           70.0
                                             ------        --------
EBITDA*..................................    $   --        $  191.9
                                             ======        ========
CASH FLOW PROVIDED BY (USED FOR):
 Operating activities....................    $ (0.8)       $  103.4
 Investing activities....................        --           (99.3)
 Financing activities....................        --            24.0

-------------------------
* "EBITDA" represents the sum of income before interest expense and income taxes, plus depreciation and amortization, non-recurring charges, and certain other non-cash income and expense items. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities, for the purpose of analyzing the Company's operating performance, financial position and cash flows. The Company has presented EBITDA because it is commonly used by investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service debt.

       NOTES TO THE UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

(a) The Pro Forma Statement of Operations assumes that the Lemmerz Transactions, the Motor Wheel Transactions and the Offerings occurred on February 1, 1996. For purposes of the Pro Forma Statement of Operations for the year ended January 31, 1997, Motor Wheel's historical statement of operations for the five months ended June 30, 1996 and Lemmerz's historical statement of operations for the year ended December 31, 1996 were combined with Hayes' historical statement of operations for the year ended January 31, 1997. For purposes of the Pro Forma Statement of Operations for the three-month period ended April 30, 1997, Lemmerz's historical statement of operations for the three-month period ended March 31, 1997 was combined with Hayes' historical statement of operations for the three-month period ended April 30, 1997.

(b) The acquisition of Motor Wheel was accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price was allocated to the tangible and intangible assets and liabilities of Motor Wheel based upon their respective fair values as of the closing date based upon valuations and other studies. The following presents the effect of the purchase adjustments and adjustments to reflect adoption of the Company's accounting policies and pension and post-retirement benefit cost assumptions on the Motor Wheel Statement of Operations for the five months ended June 30, 1996:

                                                                   YEAR ENDED
                                                                JANUARY 31, 1997
                                                                ----------------
                                                              COST OF SALES    MG&A
                                                              -------------    ----
Depreciation..............................................        $(3.4)       $ --
Reduction in post retirement benefit costs................         (1.2)         --
Amortization of intangibles and goodwill..................           --         2.3
                                                                  -----        ----
     Total increase (decrease)............................        $(4.6)       $2.3
                                                                  =====        ====

    The adjustments for estimated pro forma depreciation and amortization of intangible assets and goodwill are based on their estimated fair values. Property, plant and equipment are being depreciated over estimated useful lives. Motor Wheel historically depreciated the $215.4 million of historical cost of its assets appearing on the December 31, 1995 balance sheet over a composite life of 14 years resulting in $15.4 million of annual depreciation, accumulated depreciation of $136.4 million and a net book value of $79.0 million. Upon consummation of the Motor Wheel Transactions, the fair value of assets acquired was estimated to be approximately $92.0 million. This amount is being depreciated over 25 years for buildings and 12 years for equipment, consistent with Hayes' depreciation policy for used equipment and Hayes' estimate of the remaining economic life of the assets ($7.2 million of annual depreciation expense). Other intangible assets and goodwill are being amortized over their estimated useful lives, not to exceed 40 years. For pro forma purposes, a 35-year composite amortization life has been used.

(c) The Lemmerz Acquisition was accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price was allocated to the tangible and intangible assets and liabilities of Lemmerz based upon their respective fair values as of June 30, 1997, the effective time of the Lemmerz Acquisition, based upon valuations and other studies which are not yet available. A preliminary allocation of the purchase price has been made to major categories of assets and liabilities based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. The following presents the effect of the purchase adjustments and adjustments to reflect adoption of the Company's accounting policies on the Pro Forma Statement of Operations:

                                                          YEAR ENDED           THREE MONTHS ENDED
                                                        JANUARY 31, 1997          APRIL 30, 1997
                                                     ---------------------    ----------------------
                                                     COST OF SALES    MG&A    COST OF SALES    MG&A
                                                     -------------    ----    -------------    ----
         Depreciation...........................        $(14.9)       $--         $(2.9)       $ --
         Amortization of intangibles and
          goodwill...............................           --        4.7            --         1.2
                                                        ------        ----        -----        ----
            Total increase (decrease)............       $(14.9)       $4.7        $(2.9)       $1.2
                                                        ======        ====        =====        ====

    The adjustments for estimated pro forma depreciation and amortization of intangible assets and goodwill are based on their estimated fair values. Property, plant and equipment is being depreciated over estimated useful lives. Lemmerz historically depreciated the $519.5 million of historical cost of its assets appearing on the December 31, 1996 balance sheet over a composite life of 18 years resulting in $28.7 million of annual depreciation in the year ended December 31, 1996, accumulated depreciation of $364.8 million and a net book value of $154.7 million. Upon consummation of the Lemmerz Acquisition, the fair value of assets acquired was estimated to be $194.7 million. This amount is being depreciated over 25 years for buildings and 12 years for equipment, consistent with Hayes' depreciation policy for used equipment and Hayes' estimate of the remaining economic life of the assets ($13.8 million of annual depreciation expense). Other intangible assets and goodwill are being amortized over their estimated useful lives, not to exceed 40 years. For pro forma purposes, a 35-year composite amortization life has been used.

(d) As part of its restructuring, Motor Wheel permanently terminated approximately 50 corporate positions and eliminated certain salaries and related costs associated with its Okemos, Michigan corporate headquarters. The savings related to the elimination of these salaries and related costs are as follows:

                                                                YEAR ENDED
                                                             JANUARY 31, 1997
                                                             ----------------
Marketing, general and administrative.......................      $(1.0)
Engineering and product development.........................       (0.9)
                                                                 ------
     Total savings..........................................      $(1.9)
                                                                 ======

(e) Reflects adjustments for additional interest expense assuming the Motor Wheel Transactions occurred on February 1, 1996. The change in interest expense, in addition to amortization of deferred financing costs, reflect changes in long term borrowings and their rates based on a three-month LIBOR of 6.0% (dollars in millions):

                                                                             Year Ended
                                                                            January 31,
                                                                                1997
                                                                          ----------------
                                                                             Pro Forma
                                                                              Interest
                                                   Rate       Amount          Expense
                                                   ----       ------         ---------
Revolving Credit Facility....................       8.50%     $ 27.0           $  1.0
Term Loan A-1................................       8.50       198.5              7.0
Term Loan B..................................       9.00       125.0              4.7
Term Loan C..................................       9.50       100.0              4.0
11% Notes....................................      11.00       250.0             11.4
Unused revolver commitment...................                                     1.0
Letter of credit fees........................                                     0.5
Administrative fee...........................                                     0.4
                                                                              -------
                                                                                 30.0
Amortization of capitalized financing fees...                                     1.1
                                                                              -------
     Total pro forma interest expense........                                    31.1
Historical Motor Wheel interest expense......                                    (7.3)
Historical Hayes interest expense............                                    (6.0)
                                                                              -------
     Total historical interest expense
       (including amortization of financing
       fees).................................                                   (13.3)
                                                                              -------
     Total pro forma interest expense
       adjustment............................                                  $ 17.8
                                                                              =======

    The Company estimates that an increase or decrease in interest rates on floating debt of 1/8% would increase or decrease annual interest expense by approximately $563,000. The Company anticipates entering into interest rate caps and swaps with respect to a portion of the floating rate debt to mitigate the effect of interest rate fluctuations.

(f) Reflects adjustments for the additional interest expense assuming the Lemmerz Acquisition and the Offering occurred on February 1, 1996. The change in interest expense, in addition to amortization of deferred financing costs, reflects changes in long term borrowings and their rates based on a three-month LIBOR of 6% (dollars in millions):

                                                                       Year Ended        Three Months
                                                                      January 31,           Ended
                                                                          1997          April 30, 1997
                                                                    ----------------   ----------------
                                                                       Pro Forma          Pro Forma
                                                                        Interest           Interest
                                                  Rate     Amount       Expense            Expense
                                                  ----     ------      ---------          ---------
    Term Loan A-2.............................    6.250%   $100.0        $ 6.3              $ 1.6
    9 1/8% Notes issued June 1997.............    9.125     250.0         22.8                5.7
    9 1/8% Notes issued July 1997.............    9.125     150.0         13.7                3.4
    Paydown on Hayes outstanding obligations:
    Term Loan A-1.............................    8.250     (93.0)        (7.7)              (1.9)
    Term Loan B...............................    8.750     (59.8)        (5.2)              (1.3)
    Term Loan C...............................    9.000     (47.2)        (4.2)              (1.1)
                                                                        ------             ------
                                                                          25.7                6.4
    Amortization of capitalized financing
      fees....................................                             1.5                0.4
    Less Adjustment to new financing rates:
    Term Loan A-1.............................   (0.250)    198.5         (0.5)              (0.1)
    Term Loan B...............................   (0.250)    125.0         (0.3)              (0.1)
    Term Loan C...............................   (0.500)    100.0         (0.5)              (0.1)
                                                                        ------             ------
         Total pro forma interest expenses....                            25.9                6.5
    Less: Historical Lemmerz interest
      expense.................................                            (3.3)              (0.6)
                                                                        ------             ------
         Total pro forma interest expense
           adjustment.........................                           $22.6              $ 5.9
                                                                        ======             ======

    The Company estimates that an increase or decrease in interest rates on floating debt of 1/8% would increase or decrease annual interest expense by approximately $405,000. The Company anticipates entering into interest rate caps and swaps with respect to a portion of the floating rate debt to mitigate the effect of interest rate fluctuations.

(g) Reflects income tax effects of the pro forma adjustments assuming a combined effective statutory income tax rate of 43%.

(h) Excluding the effects of one-time and non-recurring charges and extraordinary items, pro forma net income for the year ended January 31, 1997 would have been $2.5 million.

(i) For the purpose of computing this ratio, earnings consist of earnings before taxes on income and fixed charges. Fixed charges consists of interest expense, capitalized interest, amortization of deferred debt issuance costs and one third of rental expense. On a pro forma combined basis for the fiscal year ended January 31, 1997, earnings were insufficient to cover fixed charges by $110.3 million.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                (April 30, 1997)

                                               HAYES      LEMMERZ
                                             APRIL 30,   MARCH 31,    PRO FORMA              PRO FORMA
                                               1997        1997      ADJUSTMENTS             COMBINED
                                             ---------   ---------   -----------             ---------
                                                               (DOLLARS IN MILLIONS)
ASSETS
-------
Cash and cash equivalents..................  $   24.8     $  4.2       $ 20.0 (b)            $   49.0
Certificates of deposit....................        --       11.6           --                    11.6
Trade accounts and notes receivable........     152.6       78.4           --                   231.0
Inventories................................      87.3       54.2           --                   141.5
Other current assets.......................       8.1        7.9           --                    16.0
                                             --------     ------       ------                --------
     Current assets........................     272.8      156.3         20.0                   449.1
Property, plant and equipment, net.........     486.6      143.3         40.0 (a)               669.9
Other noncurrent assets....................      22.8       49.4           --                    72.2
Deferred tax asset.........................      17.6       43.8           --                    61.4
Deferred financing costs...................      29.0         --         12.5 (b)                41.5
Goodwill...................................     324.6         --        164.4 (a)               489.0
                                             --------     ------       ------                --------
     Total assets..........................  $1,153.4     $392.8       $236.9                $1,783.1
                                             ========     ======       ======                ========
LIABILITIES AND STOCKHOLDERS' EQUITY
---------------------------------------
Bank borrowings............................  $    6.4     $ 45.7       $(45.7)(c)            $    6.4
Current portion of bank term loans and
  other long term debt.....................      23.6         --           --                    23.6
Trade accounts payable.....................     149.1       76.5           --                   225.6
Accrued liabilities........................      72.2       20.2           --                    92.4
                                             --------     ------       ------                --------
     Current liabilities...................     251.3      142.4        (45.7)                  348.0
Pension and other long-term liabilities....     252.2      106.1           --                   358.3
Minority interest..........................       8.4        5.3           --                    13.7
Deferred tax liability, net................        --        5.1           --                     5.1
Bank term loans and other long term debt
  less current portion.....................     430.1       29.5       (209.3)(b)(c)(d)         250.3
Term loans.................................        --         --        100.0 (b)               100.0
Senior subordinated debt...................     251.5         --           --                   251.5
9 1/8% Notes issued June 1997..............        --         --        250.0 (b)               250.0
9 1/8% Notes issued July 1997..............        --         --        150.0 (b)               150.0
                                             --------     ------       ------                --------
     Total liabilities.....................   1,193.5      288.4        245.0                 1,726.9
Capital stock..............................       0.2         --           --                     0.2
Paid in capital............................      43.6       57.9         38.4 (e)               139.9
Retained earnings (deficit)................     (78.3)      46.8        (46.8)(e)               (78.3)
Cumulative translation and pension
  liability adjustment.....................      (5.6)      (0.3)         0.3 (e)                (5.6)
                                             --------     ------       ------                --------
     Total stockholders' equity
       (deficit)...........................     (40.1)     104.4         (8.1)                   56.2
                                             --------     ------       ------                --------
     Total liabilities and stockholders'
       equity (deficit)....................  $1,153.4     $392.8       $236.9                $1,783.1
                                             ========     ======       ======                ========

             NOTES TO THE PRO FORMA BALANCE SHEET AT APRIL 30, 1997

(a) The estimated purchase price and preliminary adjustments to historical book value of Lemmerz as a result of the Lemmerz Transactions are as follows (dollars in millions):

Purchase price:
  Estimated value of cash and preferred stock issued........    $ 308.8
  Book value of net assets acquired.........................     (104.4)
                                                                -------
  Purchase price in excess of net assets acquired...........    $ 204.4
                                                                =======
Preliminary allocation of purchase price in excess of net
  assets required:
  Increase in property, plant and equipment to estimated
     fair value.............................................    $  40.0
  Estimated goodwill........................................      164.4
                                                                -------
  Total.....................................................    $ 204.4
                                                                =======

(b) Reflects the sources and uses of funds for the Lemmerz Transactions and the Offerings as follows, assuming the Lemmerz Transactions occurred and the Notes and the New Notes were issued as of April 30, 1997 (dollars in millions):

Sources of Funds:
  Term Loan A-2.............................................    $ 100.0
  9 1/8% Notes issued June 1997.............................      250.0
  9 1/8% Notes issued July 1997.............................      150.0
  Issuance of Hayes convertible preferred stock.............      108.8
                                                                -------
  Total Sources of Funds....................................    $ 608.8
                                                                =======
Uses of Funds:
  Cash consideration for Lemmerz Acquisition................    $ 200.0
  Equity consideration for Lemmerz Acquisition..............      108.8
  Repayment of existing Hayes term debt.....................      200.0
  Working capital purposes..................................       20.0
  Repayment of existing Lemmerz obligations.................       55.0
  Fees and expenses (including deferred financing costs)....       25.0
                                                                -------
  Total Uses of Funds.......................................    $ 608.8
                                                                =======

(c) Proceeds from the Lemmerz Transactions and the Offerings will be used to repay the following obligations of Lemmerz (dollars in millions):

Current portion debt and notes..............................    $  45.7
Long-term portion debt......................................        9.3
                                                                -------
  Total.....................................................    $  55.0
                                                                =======

(d) Proceeds from the Lemmerz Transactions and the Offerings of approximately $200.0 million will be used to repay certain outstanding obligations of the Company.

(e) The adjustments to paid-in capital, retained earnings and cumulative translation and pension liability adjustments as a result of the Lemmerz Acquisition are as follows (dollars in million):

Paid-in capital:
  Elimination of Lemmerz paid-in capital....................    $ (57.9)
  Value of Hayes convertible preferred stock issued.........      108.8
  Estimated professional fees and expenses..................      (12.5)
                                                                -------
  Total.....................................................    $  38.4
                                                                =======
Retained earnings:
  Elimination of Lemmerz pre-business combination retained
     earnings...............................................    $ (46.8)
Cumulative translation and pension liability adjustments:
  Elimination of Lemmerz pre-business combination amount....    $   0.3

     Assumes issuance of the preferred stock for $108.8 million.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Hayes Wheels International, Inc.

Date: July 17, 1997                       By:    /s/ WILLIAM D. SHOVERS

                                            ------------------------------------
                                                     William D. Shovers
                                                 Vice President -- Finance